EXHIBIT 4.9

                                WARRANT AGREEMENT


     WARRANT AGREEMENT  ("Agreement")  dated as of March 9, 2000 between ENTRADE
Inc.,  a  Pennsylvania   corporation  (the  "Company")  and  TEXTRON   FINANCIAL
CORPORATION, a Delaware corporation ("Warrantholder").

     A. On the date hereof, the Company has agreed to issue to Warrantholder certain warrants to purchase from the Company shares of Common Stock, no par value ("Common Stock.

     B. The Company and the Warrantholder wish to set forth their respective rights and obligations hereunder.

     C. In consideration of the foregoing premises, the mutual covenants, agreements, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definitions. Unless otherwise defined herein, the following terms used in this Agreement shall have the meanings specified below.

     "Common Stock" means the Company's Common Stock, no par value per share.

     "Fully Diluted Basis" means at any time (i) as applied to any calculation of the number of securities of the Company after giving effect to (x) all shares of Common Stock of the Company outstanding at the time of determination, (y) all shares of the Company Common Stock issuable upon the exercise of any option, warrant (including the Warrant) or similar right outstanding at the time of determination and (z) all shares of Common Stock of the Company issuable upon the exercise of any conversion or exchange right contained in any security (other than Common Stock) convertible into or exchangeable for shares of Common Stock of the Company and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any option, warrant or similar right referred to in clause (y) above if such option, warrant or similar right were exercisable at such time.

     "Person"  means  a  corporation,   an   association,   a  partnership,   an
organization, a business, an individual, a government or a subdivision thereof or a governmental agency.

     "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

     "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Warrant" means the Warrant issued pursuant to this Agreement.

     "Warrant Shares" means (i) any shares of the Common Stock or other securities issued or issuable upon the exercise of any Warrant and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Warrant Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

                                   ARTICLE II
                      AUTHORIZATION AND ISSUANCE OF WARRANT

     SECTION 2.1. Authorization of Warrant. The Company has authorized the issuance to Warrantholder of its Warrant, containing the terms and conditions and in the form attached hereto as Exhibit A (the "Warrant").

                                   ARTICLE III
                     TRANSFER OF WARRANT AND WARRANT SHARES

     SECTION 3.1. Legend on Certificates. Unless otherwise expressly provided herein, the Warrant and each certificate for Warrant Shares and each certificate issued in exchange for or upon transfer of any thereof shall be stamped or otherwise imprinted with legends in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (ACCEPTABLE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.



                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 The Company represents and warrants to the Warrantholder as follows:


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


                  SECTION 4.1.1 Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  SECTION 4.1.2. Authority and Enforceability. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditors' rights generally.

                  SECTION 4.1.3. Financial Statements. The Company has previously delivered to the Warrantholder audited statements of income, and related balance sheets for the Company. These financial statements have been prepared from the books and records of the Company and fairly present the financial position of the Company.

     SECTION 4.2 The Warrantholder represents and warrants to the Company as follows:

                  SECTION 4.2.1. Due Incorporation. The Warrantholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  SECTION 4.2.2. Authority and Enforceability. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Warrantholder and this Agreement constitutes a legal, valid and binding obligation of the Warrantholder enforceable in accordance with its terms except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditors' rights generally.

                  SECTION 4.2.3. Investment Representations. The Warrantholder represents, warrants and covenants that: (a) it (i) is an "Accredited Investor" within the meaning of Rule 501(a) of the Securities Act, (ii) has such knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in the Warrant and Warrant Shares, and (iii) can bear the economic risk of its investment in the Warrant and Warrant Shares; (b) it is familiar with the business of and prospects for the Company; (c) the Warrant is issued by the Company in a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act; (d) it is purchasing and acquiring the Warrant and Warrant
Shares issuable upon exercise of the Warrants for investment for its own account, not for the account of any other person, and not with a view to the resale or distribution thereof, in whole or in part, in violation of the Securities Act or applicable state securities law; and (f) the representations, warranties and covenants contained in this Section 4.2.3 shall survive the execution and delivery of this Agreement and the acquisition of the Warrant and Warrant Shares.



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

                                    ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.1. Notices. Notices and other communications provided for herein shall be in writing and may be given by registered mail, return receipt requested, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four business days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of any Warrantholder, such notices and communications shall be addressed to its address as shown on the books maintained by the Company, unless it shall notify the Company that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) so specified.

     SECTION 5.2. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

     SECTION 5.3. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 5.4. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the failure of any party to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. If a Person who has become obligated to sell Warrant Shares hereunder shall fail to deliver such Warrant Shares in accordance with this Agreement, the Company may, in addition to all other remedies it may have, send to that Person by registered mail, return receipt requested, the purchase price for such Warrant Shares provided for hereunder. Thereupon, the Company, upon written notice to that Person, shall cancel on its books the certificate(s) representing the Warrant Shares to be sold, and all of that Person's rights in and to such Warrant Shares shall terminate. The effecting of such sale in such manner shall not relieve that Person of any of its obligations hereunder, including any obligation to execute and deliver any documents which the Company would otherwise have been entitled to receive.

     SECTION 5.5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 5.6. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.





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

     SECTION 5.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     SECTION 5.8. Entire Agreement. This Agreement, together with the Exhibits attached hereto, is intended by the parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 5.9. Amendment and Waiver. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Company and Persons owning, or having warrants exercisable for, at least a majority of shares of the same class as the Warrant Shares either then outstanding or issuable upon the exercise of all outstanding warrants. Any provision may be waived if, but only if, such waiver is in writing and is signed by the party or parties waiving such provision and for whose benefit such provision is intended.

     SECTION 5.10.No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.















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




     IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement as of the day and year first above written.

                                     ENTRADE INC.


                                     By:      _________________________________
                                     Name:
                                     Title:


                                     TEXTRON FINANCIAL CORPORATION


                                     By:      _________________________________
                                      Name:
                                     Title:







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


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE
STATE LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT

           To Purchase One Million (1,000,000) Shares of Common Stock
                               as provided herein


                                  ENTRADE INC.

                              Dated: March 9, 2000

                             Expiring: March 9, 2005


                                                          Warrant No. _________

     THIS IS TO CERTIFY THAT, for value received, upon meeting certain conditions set forth below, textron financial corporation, a Delaware corporation (the "Holder") is entitled to purchase from entrade inc., a Delaware corporation (the "Company"), at any time or from time to time after the date hereof, one million (1,000,000) shares of the Common Stock at a price per share equal to $39.65 (the "Exercise Price"), all subject to adjustment and upon the terms and conditions hereinafter provided.

Certain terms used in this Warrant are defined in Article V.

                                    ARTICLE I
                               EXERCISE OF WARRANT

     1.1.  Vesting of Warrant Shares.  The Warrant Shares shall vest as follows:
(i) 250,000 of the Warrant Shares shall vest immediately upon execution of this Warrant; and (ii) the other 750,000 of the Warrant Shares shall vest as set forth on Schedule 1.1 hereto; provided, however, that all Warrant Shares which have not previously vested shall immediately vest upon the occurrence of a Change of Control Event at any time after the date hereof. All Warrant Shares which have vested pursuant to this Section 1.1 shall be considered to be "Vested Warrant Shares" under this Warrant.






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

     1.2. Method of Exercise. This Warrant may be exercised at any time on or prior to March 9, 2005; provided, however, that this Warrant shall terminate, and shall no longer be exercisable, ninety (90) days after the date on which the members of AssetControl.com, LLC have ceased to be engaged in business of the marketing its end-to-end, business-to-business e-commerce asset disposition services. Notwithstanding anything provided in this Section 1.2 or elsewhere in this Warrant or the Warrant Agreement, the Holder may only exercise this Warrant for Vested Warrant Shares. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at its principal offices: (a) this Warrant, (b) a written notice substantially in the form attached hereto as Annex A of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Vested Warrant Shares to be purchased (which shall be a whole number of shares divisible by 10,000 if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the aggregate Exercise Price with respect to such shares. Such payment of the aggregate Exercise Price may be made, at the option of the Holder, either by cash, check or wire transfer, provided that such aggregate Exercise Price may be paid by any combination of cash, check or wire transfer in immediately available funds to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased with the proceeds of such cash, check or wire transfer.

The Company shall, as promptly as practicable and in any event within five Business Days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Warrant Shares specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, upon agreement between the parties, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and a new Warrant, except that, if share certificates or a new Warrant shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

     1.3. Shares to be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.






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

     1.4. No Fractional Shares Required to be Issued. The Company shall not be required to issue fractions of Warrant Shares upon exercise of this Warrant.

     1.5. Reservation. The Company has duly reserved and will keep available for issuance upon exercise of this Warrant the total number of Warrant Shares deliverable from time to time upon exercise of this Warrant.

                                   ARTICLE II
                  TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANT

     2.1. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

     2.2. Transfer of Warrant. The transfer of this Warrant is restricted by the terms of the Warrant Agreement. The Company agrees to maintain at its principal offices books for the registration of transfers of this Warrant, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant to the Company, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the National Association of Securities Dealers, Inc., and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

     2.3. Division or Combination of Warrant. This Warrant may be divided or combined with other similar warrants upon presentment hereof and of any Warrant or warrants with which this Warrant is to be combined, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or warrants in exchange for the Warrant or warrants to be divided or combined in accordance with such notice.

     2.4. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver to the Holder, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor









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

and representing the right to purchase the same aggregate number of shares of Warrant Shares.

                                   ARTICLE III
                         CERTAIN RIGHTS AND OBLIGATIONS

     3.1. Rights and Obligations under the Warrant Agreement. This Warrant is entitled to the benefits and subject to the terms of that certain Warrant Agreement dated as of March 9, 2000 between the Company and the initial holder of this Warrant (as amended from time to time, the "Warrant Agreement"). The Company shall keep or cause to be kept a copy of the Warrant Agreement, and any amendments thereto, at its principal offices and shall furnish, without charge, copies thereof to the Holder upon request.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

     4.1.  Certain Definitions.

       As used in this Warrant, the following terms shall have the following respective meanings (and other capitalized terms shall have the meanings ascribed to such terms elsewhere in this Warrant):

       (a)       "Commission" means the Securities and Exchange Commission.

       (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

       (c) "Holders" means the Holder referred to in the first paragraph of this Warrant and any other person holding Registrable Securities to whom these registration rights have been assigned..

       (d) "Registrable Securities" means (i) the Common Stock held by any Holder issued or issuable pursuant to the exercise of this Warrant; (ii) any Common Stock or other securities issued or issuable pursuant to the exercise of, or with respect to, this Warrant held by any Holder upon any stock split, stock dividend, recapitalization, or similar event; and (iii) securities issued in replacement or exchange of any of the securities issued in clauses (i) or (ii) above.

       (e) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, reasonable fees and disbursements of one counsel for all of the Holders acceptable to the Company in its reasonable discretion, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

       (f) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

       4.2.     Registration.

       (a) Requested Registration. At any time on or after September 1, 2000, if the Registrable Securities have not already been registered under the Securities Act, upon written request by the Holders of at least 51% of the Registrable Securities outstanding at the time of the request to the Company, that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (a "Requested Registration"), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Holders within sixty (60) days after receipt of such request; provided, however, that the Company shall not be required to effect the registration of less than 25% of the Vested Warrant Shares. the Company shall not be obligated to effect more than one Requested Registration hereunder. The Company may include in such Requested Registration other securities of the Company for sale, for the Company's account or for the account of any other person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of the underwritten securities at a price range acceptable to the requesting Holders. Upon receipt of a written request pursuant to this subdivision (a) the Company shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to participate in such request. The Company will be obligated to include in the Requested Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by the Holder received by the Company within 20 days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company shall have no obligation to file a Requested Registration if at such time the Holders are eligible to sell the Registrable Securities pursuant to Rule 144 under the Securities Act without volume limitation.

       (b) Incidental Registration. If the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock or other securities (other than: (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan; or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms), on each such occasion the Company will notify each Holder of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within ten (10) days after the receipt of such notice, the Company will use its best efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by any such Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (an "Incidental Registration").

       (c) Registration Statement Form. The Company shall, if permitted by law, effect any registration requested under Section 4.2 by the filing of a registration statement on Commission Form S-3 and shall use its best efforts to become eligible for, and thereafter to maintain its eligibility to utilize, Commission Form S-3 to permit resales as requested by the Holders with respect to Transactions Involving Secondary Offerings as described in General Instruction I.B.3 of Commission Form S-3.

       (d) Expenses. The Company shall pay all Registration Expenses incurred in connection with any Incidental Registration and any Requested Registrations.

       (e) Effective Registration Statement. A Requested Registration or an Incidental Registration requested pursuant to Section 4.2(a) or Section 4.2(b), respectively, shall not be deemed to have been effected unless it has become effective with the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if: (i) after it has become effective with the Commission, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied in any material respect, other than solely by reason of some act or omission by any Holder.

       (f) Priority in Incidental Registration. If an Incidental Registration is an underwritten registration initiated by the Company, and the managing underwriters shall give written advice to the Company that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the "Underwriter's Maximum Number") could successfully be included in such Incidental Registration, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriter's Maximum Number; and (ii) the Company will be obligated and required to include in such registration that number of shares of Registrable Securities which shall have been requested by the Holders pro rata with any other holder requesting to include securities in such Incidental Registration.

       If less than all of the Registrable Securities requested to be included in any such registration by the Holders can be so included due to these priority requirements, then each requesting Holder's request shall be granted on a pro rata basis with the other requesting Holders.

       (g) Notwithstanding anything in paragraphs (a) and (b) of this Section 4.2, the Company shall have the right to delay any registration of Registrable Securities requested pursuant to paragraph (a) or (b) of this Section 4.2 for up to ninety (90) days if such registration would, in the judgment of the Company's Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holders.

       4.3.     Registration Procedures.

       (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.2, the Company, as expeditiously as possible and subject to the terms and conditions of Section 4.2, will:

                (i)  prepare  and  file  with  the   Commission   the  requisite
registration statement to effect such registration and use its best efforts to cause such registration to become and remain effective;

                (ii) permit any Holder which, in the reasonable judgment of the Holder, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material relating to such Holder, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

                (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 90 days after such registration statement becomes effective;

                (iv) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or any Holder of Registrable Securities to be sold under such registration statement may reasonably request;

                (v) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities to be sold under registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction.

                (vi) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities;

                (vii) in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                (viii) use it best efforts to furnish to the Holders of Registrable Securities to be sold under such registration statement (1) an opinion,  dated  the  effective  date  of  the  registration  statement,  of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holders making such request, in such form as may be reasonably satisfactory to the Holders and their counsel; and (2) a letter, dated the effective date of the registration statement, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act.

                Such opinion of counsel shall cover such legal matters with respect to the registration in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as the Holders may reasonably request.

                (ix) promptly notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and not file any amendment or supplement to such registration statement or prospectus to which any Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least two business days prior to the filing thereof;

                (xi) provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                (xii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

       (b) The Company may require each Holder of Registrable Securities to be sold under such registration statement, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

       (c) Each Holder, by execution of this Agreement, agrees (A) that upon receipt of any notice of the Company of the happening of any event of the kind described in subdivision (a)(ix) of this Section 4.3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by subdivision (a)(ix) of this Section 4.3 and, if so directed by the Company, will deliver to the Company all copies other than permanent file copies, then in possession of the Holders of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in subdivision (a)(iii) of this
Section 4.3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subdivision (a)(ix) of this Section 4.3 to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (a)(ix) of this Section 4.3.

       4.4.     Underwritten Offerings.

       (a) Underwritten Offering. In connection with any underwritten offering pursuant to a registration requested under Section 4.2(a), the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to the Holders owning at least 51% of the Registrable Securities to be registered pursuant to such registration and such Holders' underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 4.6. Each such Holder shall be a party to such underwriting agreement and may, at its or their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each such Holder. No Holder requesting such registration shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its indemnification obligations with respect to such registration, its intended method of distribution and any other representation required by law.

       (b) Selection of Underwriters.  If a Requested  Registration  pursuant to
Section 4.2(a) involves an underwritten offering, then the Holders of a majority of the Registrable Securities to be included in such registration shall select the underwriter subject to the approval of the Company (which approval shall not be withheld or delayed unreasonably).

       (c) Holdback Agreements. Each Holder agrees not to effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven (7) days prior to and the 180 days after any firm commitment underwritten registration has become effective (except as part of such underwritten registration) or, if the managing underwriter advises the Company that, in its opinion, no such public sale or distribution should be effected for a period of not more than 180 days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such effect to such Holders of such advice, each Holder shall not effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act during such period after such underwritten registration, except as part of such underwritten registration, whether or not such Holder participates in such registration.

       4.5.     Preparation, Reasonable Investigation.

       In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Holders of Registrable Securities to be sold under such registration statement, the underwriters, if any, and their respective counsel and accountants, drafts and final copies of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, at least 5 business days prior to the filing thereof with the Commission, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

       4.6.     Indemnification and Contribution.

       (a) Indemnification by the Company. In the event of any registration under the Securities Act pursuant to Section 4.2 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, each such Holder's legal counsel, each other person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holders in such registration) and each other person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Holders or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnified Party.

       (b) Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities of any person or entity in any registration statement filed pursuant to Section 4.2, that the Company shall have received an undertaking reasonably satisfactory to it from such person or entity to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 4.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act (the "Company Indemnified Parties"), with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such person or entity specifically for use therein; provided, however, that the obligation of any Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder upon the sale of Registrable Securities sold in the offering covered by such registration.

       (c) Notices of Claims, etc. Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (collectively, the "Indemnified Parties") of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 4.6, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), give written notice to the latter of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this Section 4.6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 4.6 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities included in any registration statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

       (e) Indemnification Payment. The indemnification required by this Section
4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

       (f) Survival of Obligations. The obligations of the Company and of the Holders under this Section 4.6 shall survive the completion of any offering of Registrable Securities under this Agreement.

       (g) Contribution. If the indemnification provided for in this Section 4.6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 4.6 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4.6(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 4.6. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

       4.7.     Covenants Relating to Rule 144.

       With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees:

                (a) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) to use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become subject to such reporting requirements); and

                (c) so long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

       4.8.     Other Registration Rights.

           Except for stock currently being registered pursuant to a Form S-1, the Company represents and warrants that it has not granted any registration rights to any Person which are more favorable than or inconsistent with any of those contained herein. The Company shall not grant to any Person any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.

                                    ARTICLE V
                             ANTIDILUTION PROVISIONS

     5.1. Adjustment Generally. The Exercise Price and the number of Warrant Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article V; provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Warrant Shares.

     5.2. Common Stock Reorganization. If after the original issuance date of this Warrant the Company shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares or declare a stock dividend on its Common Shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (on a Fully Diluted Basis) on such effective date before giving effect to such Common Stock Reorganization, and the denominator of which shall be the number of shares of Common Stock outstanding (on a Fully Diluted Basis) after giving effect to such Common Stock Reorganization, and (b) the number of Warrant Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Warrant Shares subject to purchase immediately before such Common Stock Reorganization by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (on a Fully Diluted Basis) after giving effect to such Common Stock Reorganization, and the denominator of which shall be the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately before such Common Stock Reorganization.

     5.3. Capital Reorganizations. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of the same class as the Warrant Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase the Warrant Shares, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrantholder and to the Company an agreement as to the Warrantholder's rights in accordance with this Section 5.3, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The provisions of this Section 5.3 shall similarly apply to successive Capital Reorganizations.

     5.4. Adjustment Rules. Any adjustments pursuant to this Article V shall be made successively whenever an event referred to herein shall occur, except that notwithstanding any other provision of this Article V, no adjustment shall be made to the number of Warrant Shares to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article V in respect of the issuance from time to time of Warrant Shares upon the exercise of any of this Warrant. If the Company shall take a record of the holders of its shares of the same class as the Warrant Shares for any purpose referred to in this Article V, then such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question unless the Company shall legally abandon such action prior to effecting such action, in which case no adjustment shall be made pursuant to this Article V in respect of such action.

     5.5. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article V, the Company shall use its best efforts to take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares which the Holder is entitled to receive upon exercise thereof.

     5.6. Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which will require an adjustment or readjustment pursuant to this Article V, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                                   ARTICLE VI
                                   DEFINITIONS

The following terms, as used in this Warrant, have the following meanings:

     "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

     "Capital Reorganization" has the meaning set forth in Section 5.3.

     "Change of Control Event" means the occurrence of any of the following: (i) the acquisition of voting securities of the Company by any person or group of persons that results in such person or group, together with its affiliates, becoming, directly or indirectly, the beneficial owner of in excess of 50% of the outstanding voting securities of the Company; (ii) a merger or consolidation of the Company with any other corporation or legal entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) in excess of 50% of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the sale or disposition of all or substantially all of the Company's assets other than in a transaction in which holders of the voting securities of the Company immediately prior to such transaction receive voting securities of the acquiror of such assets or its affiliate that represent in excess of 50% of the voting securities of such entity after consummation of such transaction.

     "Common Stock" means the Company's Common Stock, no par value per share.

     "Common Stock Reorganization" has the meaning set forth in Section 5.2.

     "Company" has the meaning set forth in the first paragraph of this Warrant.

     "Exercise Price" means the applicable exercise price set forth in the first paragraph of this Warrant.

     "Fully Diluted Basis" means at any time: (i) as applied to any calculation of the number of securities of the Company after giving effect to (x) all shares of Company Common Stock outstanding at the time of determination, whether or not vested, (y) all shares of the Company Common Stock issuable upon the exercise of any option, warrant (including the Warrant) or similar right outstanding at the time of determination, whether or not vested, and (z) all shares of Common Stock of the Company issuable upon the exercise of any conversion or exchange right contained in any security (other than Common Stock) convertible into or exchangeable for shares of Common Stock of the Company and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any option, warrant or similar right referred to in clause (y) above if such option, warrant or similar right were exercisable at such time.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

     "Vested Warrant Shares" has the meaning set forth in Section 1.1.

     "Warrant Agreement" has the meaning set forth in Section 3.1.

     "Warrant" means this Warrant.

     "Warrantholder" means a holder of a Warrant.

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrant.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1. Notices. Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Company unless the Holder shall notify the Company that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

     7.2. Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holder of this Warrant. The provisions of the Warrant Agreement may be amended, modified or waived only in accordance with the respective provisions thereof. Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Warrant Agreement shall be binding upon the holders of the Warrant and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of the Warrant and Warrant Shares and, if appropriate, notation thereof shall be made on the Warrant thereafter surrendered for registration of transfer or exchange.

     7.3. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF PENNSYLVANIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

     7.4. Covenants to Bind Successor and Assigns. The provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its permitted successors and assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized as of the day and year first above written.

                                  ENTRADE INC.


                                  By:  _________________________________________
                                     Title:

                                  Schedule 1.1


The Warrant Shares shall vest as follows:

250,000 Shares                           Upon the date of this Warrant

187,500Shares                            When "Gross  Asset  Disposition  Value"
                                         (as  defined   below)   reaches   $6.25
                                         million; provided, however, that if the
                                         Gross Asset  Disposition  Value has not
                                         reached  $6.25  million  on or prior to
                                         March 9, 2003,  such  shares  shall not
                                         vest  and  shall  be  forfeited  by the
                                         Holder.

187,500 Shares                           When  Gross  Asset   Disposition  Value
                                         reaches   $12.5   million;    provided,
                                         however,   that  if  the  Gross   Asset
                                         Disposition Value has not reached $12.5
                                         million  on or prior to March 9,  2003,
                                         such shares shall not vest and shall be
                                         forfeited by the Holder.

187,500 Shares                           When  Gross  Asset   Disposition  Value
                                         reaches   $18.75   million;   provided,
                                         however,   that  if  the  Gross   Asset
                                         Disposition   Value  has  not   reached
                                         $18.75  million on or prior to March 9,
                                         2003,  such  shares  shall not vest and
                                         shall be forfeited by the Holder.

187,500 Shares                           When  Gross  Asset   Disposition  Value
                                         reaches $25 million; provided, however,
                                         that  if the  Gross  Asset  Disposition
                                         Value has not reached $25 million on or
                                         prior  to March 9,  2003,  such  shares
                                         shall not vest and  shall be  forfeited
                                         by the Holder.

For purposes of this warrant, the term "Gross Asset Disposition Value" means the cumulative sum of the gross sales price (actual or imputed) invoiced or sourced (including inventory or other asset sales facilitated through the application of AssetControl.com's software) by AssetControl.com, LLC or any AssetControl.com fulfillment partner. For convenience, Gross Asset Disposition Value shall be measured monthly.

                            ANNEX A FORM OF NOTICE OF
                                    EXERCISE



To:      Entrade Inc.
Date:   ___________________

Reference is made to the Warrant to Purchase Shares of Common Stock of Entrade Inc. (Warrant No.[]) dated March 9 2000, registered in the name of the undersigned (the "Warrant"). Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby represents that he, she or it is the registered Holder of the Warrant, and hereby irrevocably elects and agrees to purchase ________ shares (such sum being an integral multiple of 10,000) of Common Stock and herewith makes payment in full for such shares at the Exercise Price of $__________ per share in the form set forth below. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his, her or its nominee set forth below, and further that such certificate be delivered to the undersigned at the address set forth below or to such other person as is set forth below.

If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant certificate representing the remaining balance of the shares be registered in the name of the undersigned or his, her or its nominee set forth below, and further that such certificate be delivered to the address set forth below.

The undersigned represents and warrants that the undersigned is acquiring the shares of Common Stock by such exercise for investment only and not with any intent to sell, distribute or dispose of the same and the undersigned agrees not to sell, distribute, encumber or dispose of the Common Stock, except (i) pursuant to a registration statement filed and rendered effective with respect to the Common Stock or (ii) pursuant to an opinion of counsel acceptable to the Company or other evidence satisfactory to the Company that such action may be taken without compliance with federal or state registration requirements, which opinion or other evidence shall be obtained at the cost of the Holder.

                     Certificate for shares of Common Stock
                   to be registered and delivered as follows:

                     Name: _______________________________
                     Address: ____________________________
                              ____________________________
                     Social Security or Tax I.D. No. ______________

                                  Signature
                                  Name:____________________________
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